Exhibit (h)(7)

FUND SERVICES AGREEMENT

REVISED SCHEDULE A-2
EFFECTIVE AS OF MARCH 30, 2011

LIST OF 40-ACT FUND OF FUNDS

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. – ONE CHOICE PORTFOLIO:  VERY AGGRESSIVE

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. – ONE CHOICE PORTFOLIO:  AGGRESSIVE

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. – ONE CHOICE PORTFOLIO:  MODERATE

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. – ONE CHOICE PORTFOLIO:  CONSERVATIVE

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. – ONE CHOICE PORTFOLIO:  VERY CONSERVATIVE

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2015 PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2020  PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2025  PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2030  PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2035  PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2040  PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2045  PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2050  PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2055  PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  INCOME  PORTFOLIO

APPROVED:

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

BY:   /s/ Otis H. Cowan

NAME:  Otis H. Cowan

TITLE:  Vice President

DATE:   3/2/11

J.P. MORGAN INVESTOR SERVICES CO.

BY:  /s/ Jamie Rigden

NAME:  Jamie Rigden

TITLE:  Vice President

DATE:  3/7/11